Exhibit 10.1

OMNIBUS AMENDMENT AGREEMENT

THIS OMNIBUS AMENDMENT AGREEMENT (this “Amendment”), dated and effective as of September 11, 2023 is entered into by and among (i) SRAX, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”); (ii) ATW Opportunities Master Fund II, L.P., a limited partnership organized and existing under the laws of the State of Delaware (“ATW Opportunities”), and (iii) ATW Master Fund II, L.P., a limited partnership organized and existing under the laws of the State of Delaware (“ATW Master Fund”). The Company, ATW Opportunities and ATW Master Fund are collectively referred to herein as the “Parties,” or each of them individually as a “Party”. Capitalized terms in this Amendment shall have the meanings given to them in each of the Credit Agreement (as defined below) or Debenture (as defined below), as applicable, unless otherwise defined herein.

WHEREAS, the Company, LD Micro, Inc., and ATW Opportunities entered into that certain Senior Secured Revolving Credit Facility Agreement, dated as of August 8, 2022 (as amended, restated and/or supplemented from time to time, the “Credit Agreement”) pursuant to which the Company issued to the ATW Opportunities a revolving note (the “Revolving Note”);

WHEREAS, the Company issued on June 30, 2020, to ATW Master Fund that certain Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”);

WHEREAS, the Parties have now come to an agreement whereby, each of the Company, ATW opportunities and ATW Master Fund, have agreed, pursuant to the terms hereof, to temporarily amend in certain respects, and, provide certain waivers in respect of certain provisions, of the Credit Agreement, Revolving Note and Debenture for a period of up to fourteen (14) months from the Effective Date (as defined below), including, but not limited to, amending certain provisions of the Credit Agreement relating to the payment of amounts owing in respect thereof from the proceeds of the sale of third-party securities; and

WHEREAS, the Company deems it to be in their best interests and the best interests of the shareholders of the Company to enter into this Amendment with ATW Opportunities and ATW Master Fund pursuant to the terms and conditions herein contained.

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES, ACTS, RELEASES AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER RECITED, THE SUFFICIENCY AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. Term; Amendments and Waivers; Covenants and Conditions.

(a)	Term. Each of the Company, ATW Opportunities and ATW Master Fund, pursuant to the terms hereof, each agree to temporarily amend in certain respects, and, provide certain waivers in respect of certain provisions, of the Credit Agreement, Revolving Note and Debenture as set forth below for a period beginning on the date hereof (such date, the “Effective Date”) and ending on the earlier (x) the date that is of fourteen (14) months from the Effective Date, (y) the date upon which in the reasonable opinion of ATW Opportunities or ATW Master Fund, the Company does not have or is not likely to receive sufficient capital, whether from ongoing cash flow or third-party financing, to operate its business on an ongoing basis, and (z) the date upon which the Company fails to perform any condition, covenant or other obligation under any of this Amendment, the Credit Agreement, or the Debenture (the “Term”).

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(b)	Amendments and Waivers. Through the Term each of ATW Opportunities and ATW Master Fund, waive and agree to amend only such provisions of the Credit Agreement and Revolving Note, and the Debenture, respectively, which would prevent the Company from entering into certain financings (each, a “Permitted Subsequent Offering”); provided that (i) the aggregate amount of Permitted Subsequent Offerings shall not exceed the amount of $5,000,000, (ii) any such Permitted Subsequent Offering shall be on such terms as shall be acceptable to each of ATW Opportunities and ATW Master Fund, and (iii) the obligations of the Company under such Permitted Subsequent Financings are subordinated to the obligations of the Company in respect of this Amendment, the Credit Agreement, the Revolving Note and Debenture. For the avoidance of doubt, nothing in this Amendment shall be deemed amend or to be a waiver of any provisions of the Credit Agreement and Revolving Note, and the Debenture providing for the reset of conversion prices or warrant exercise prices as a result of a Permitted Subsequent Offering.

(c)	Covenants and Agreements of the Company. The Company agrees to the following:

(i)	at any time from the Effective Date to the date that is fourteen (14) months from the Effective Date, each of ATW Opportunities and ATW Master Fund may in their sole discretion exchange any warrant to purchase Common Stock of the Company held by them as of the date hereof (the “ATW Warrants”), for an equivalent warrant to purchase the same amount of shares of Common Stock, in the form of any other warrant to purchase Common Stock of the Company as may otherwise be outstanding as of the date hereof or which the Company may issue after the Effective Date and having the terms of any such other warrant, including, but not limited to, the exercise price thereof and the final exercise date or termination date;

(ii)	at any time from the Effective Date to the date that is fourteen (14) months from the Effective Date, ATW Opportunities may in its sole discretion exchange any obligation of the Company to pay amounts in respect of the Revolving Note, for an equivalent instrument of the Company in the principal amount of obligation, in the form of any other debt instrument which the Company currently has outstanding or may issue after the Effective Date and having the terms of any such instrument, including, but not limited to, the interest rate, original issue discount, maturity date, and conversion price;

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(iii)	following the date hereof the Company shall cause all cash proceeds from the sale of third-party Securities Collateral to be paid into an account of the Company identified by ATW Opportunities and ATW Master Fund (the “Sweep Account”), except for proceeds from the sale of securities of listed on Exhibit A hereto;

(iv)	on the final Business Day of each week following the date hereof if the cash balance of the Sweep Account is equal to or in excess of $10,000, the Company shall cause such proceeds (a) first, to be paid to ATW Opportunities until all amounts owing in respect of the Credit Agreement and Revolving Note have been paid in full, and (b) second, to ATW Master Fund until all amounts owing in respect of the Debenture have been paid in full;

(v)	following the date hereof the Company shall provide to each of ATW Opportunities and ATW Master Fund, view access to each brokerage or similar account where any Securities Collateral is held and upon request of either ATW Opportunities or ATW Master Fund all trading records relating to the Securities Collateral; and

(vi)	following the date hereof the Company shall promptly notify each of ATW Opportunities and ATW Master Fund in writing of any material changes in its financial condition, operational performance, or funding sources that may impact its ability to fulfill any of its obligations hereunder.

(d)	Existing Rights. The parties recognize and acknowledge that by entering into this Amendment, neither ATW Opportunities nor ATW Master Fund is waiving any rights or remedies it may have under any of the Loan Documents or the Debenture, respectively, or any defaults or Events of Default arising thereunder, including the defaults and Events of Default which exist and are ongoing as of the date hereof for foregoing any rights to immediately pursue the Company under the Loan Documents or the Debenture (collectively, the “Existing Rights”).

(e)	Claims. Nothing in the foregoing shall release any claim to enforce this Amendment, the Credit Agreement or any other Loan Documents or the Debenture.

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(f)	Obligations. Nothing in the foregoing shall release any other obligations or amounts which may be owing to ATW Opportunities in connection with the Credit Agreement or any other Loan Documents or ATW Master Fund in connection with the Debenture.

(g)	Continuation of Rights and Remedies. Each of ATW Opportunities and ATW Master Fund shall have all rights, powers and remedies set forth in this Amendment, the Credit Agreement and any of any other Loan Documents and Debenture, respectively, and any other written agreement or instrument relating to any of the obligations or any security therefor, or as otherwise provided at law or in equity.

2. Ratification; No Waivers or Other Amendments. The Company hereby acknowledges, represents, warrants, and confirms to ATW Opportunities and ATW Master Fund, as applicable, that: (i) each of the Loan Documents and Debenture executed by the Company, respectively, are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; (ii) all other Obligations of the Company under the Credit Agreement, any other Loan Documents, and this Amendment, shall be and continue to be and remain secured by and under the Loan Documents, including the Security Agreements; (iii) no oral representations, statements, or inducements have been made by ATW Opportunities or ATW Master Fund, or any agent or representative of ATW Opportunities or ATW Master Fund, with respect to the Debenture, the Credit Agreement, this Amendment, or any other Loan Documents, and (iv) except as explicitly set forth in this Amendment, neither ATW Opportunities nor ATW Master Fund has granted no waiver of any Obligations or provision of the Credit Agreement or any other Loan Documents or the Debenture and that this Amendment shall not otherwise amend and provision of the Credit Agreement or any other Loan Documents or the Debenture.

3. Redefined Terms. The term “Loan Documents,” as used in the Credit Agreement and this Amendment, shall be deemed to refer to and include this Amendment, and all other documents or instruments executed in connection with this Amendment.

4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to ATW Opportunities and ATW Master Fund:

(a)	Authorization. The execution and delivery by the Company of this Amendment, and all other documents executed and delivered in connection herewith, and the performance by the Company of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Company and their board of directors, managers, shareholders, members, or other Persons, as applicable, pursuant to all applicable laws, and no other corporate or company action or consent on the part of the Company, its board of directors, shareholders, members, or any other Person, is necessary or required by the Company to execute this Amendment, and the documents executed and delivered in connection herewith, to consummate the transactions contemplated herein, or perform all of the Company’s obligations hereunder.

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(b)	Enforcement. This Amendment, and each of the documents executed and delivered in connection herewith, have been duly and validly executed by the Company (and the Person executing this Amendment and all such other documents for the Company is duly authorized to act and execute same on behalf of the Company) and constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5. Indemnification. The Company shall indemnify and save ATW Opportunities and ATW Master Fund harmless from and against every claim, demand, liability, cost, loss, charge, suit, judgment, award, fine, penalty, and expense which either ATW Opportunities or ATW Master Fund may pay, suffer, or incur in consequence of having executed or delivered this Amendment or any documents executed in connection with this Amendment, including, but not limited to, court costs, mediation and facilitation fees and expenses, fees and expenses of attorneys, accountants, inspectors, experts, and consultants, whether on salary, retainer or otherwise, and the expense of procuring, or attempting to procure, release from liability, or in bringing suit to enforce the obligation of the Company under this Amendment or any documents executed in connection with this Amendment. In the event either ATW Opportunities or ATW Master Fund deems it necessary to respond to, make an investigation of, or settle, defend, or compromise a claim, demand or suit, the Company acknowledges and agrees that all expense attendant to such response, investigation, settlement, defense, and compromise, whether incurred internally or otherwise, is included as an indemnified expense and shall be paid by the Company to each of ATW Opportunities or ATW Master Fund on demand. In the event of payments by ATW Opportunities or ATW Master Fund, the Company agree to accept a voucher, affidavit, or other evidence of such payments as prima facie evidence of the propriety thereof, and of the Company’s liability therefor to ATW Opportunities or ATW Master Fund.

6. Relief from Automatic Stay.

(a) In the event any of the Company shall: (i) file bankruptcy with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended; (ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended; (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against any of the Company for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal or state act or law relating to bankruptcy, insolvency or relief for debtors, ATW Opportunities and ATW Master Fund shall thereupon be entitled to the immediate entry of an order from the appropriate bankruptcy court granting to ATW Opportunities or ATW Master Fund complete relief from the automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to ATW Opportunities or ATW Master Fund as provided in this Amendment, the Credit Agreement, or any other Loan Documents or the Debenture including, without limitation, the enforcement of the Liens and security interests granted therein, and as otherwise provided by law.

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(b) The Company specifically agrees: (i) that upon filing a motion for relief from the automatic stay, both ATW Opportunities or ATW Master Fund shall be entitled to relief from the stay without the necessity of any evidentiary hearing and without the necessity or requirement of ATW Opportunities or ATW Master Fund to establish or prove the value of the Collateral, the lack of adequate protection of its interest in the Collateral or the lack of equity in the Collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be “for cause” pursuant to §362(d)(I) of Title 11 of the U.S. Code, as amended; and (iii) that Company will not directly or indirectly oppose or otherwise defend against ATW Opportunities’ or ATW Master Fund’s efforts to gain relief from the automatic stay. This provision is not intended to preclude the Company from filing for relief or protection under any chapter of the Bankruptcy Code.

7. Preparation of Agreement. Each Party represents to the other that its counsel have negotiated and participated in the drafting of, and are legally authorized to negotiate and draft, this Amendment. Each Party to this Amendment acknowledges that this Amendment was drafted jointly by the Parties hereto and each Party has contributed substantially and materially to the preparation of this Amendment. The Agreement shall be construed as having been made and entered into as the result of arms-length negotiations, entered into freely and without coercion or duress, between parties of equal bargaining power.

8. Amendments/Modifications. This Amendment shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. The Parties expressly intend and agree that there shall be no exceptions to this “oral modification” clause, including, but not limited to, any present or future claims of partial performance or equitable estoppel. No parol or oral evidence shall be admitted to alter, modify or explain the terms of this Amendment, which all Parties agree is clear and unambiguous.

9. Entire Agreement. This Amendment represents the entire agreement of the Parties as to the matters set forth herein and shall supersede any and all previous contracts, arrangements or understandings among the Parties.

10. Counterparts. This Amendment may be executed in counterparts. The execution of this Amendment and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Amendment bearing such Party’s original signature has been delivered.

11. Authorized Representative. Each signatory on behalf of a Party to this Amendment represents and warrants that he or she is a duly authorized representative of that Party, with full power and authority to agree to this Amendment and all the terms herein on behalf of that Party, which Party shall be bound by such signature.

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12. Consultation with Counsel. Each Party represents that it has fully reviewed this Amendment with its respective attorneys and understands the legal effect of this Amendment, and each of the Parties represents that having understood the legal effects of this Amendment, each of them has freely and voluntarily consented to and authorized this Amendment.

13. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Amendment must be in writing and in each case properly addressed to the Party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., Eastern Time, on a Business Day. Any notice hand delivered after 5:00 p.m., Eastern Time, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Amendment may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending Party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other Party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on the Parties in any case shall entitle the Parties to any other or further notice or demand in similar or other circumstances:

If to the Company:	SRAX, Inc. 1014 S. Westlake Blvd, #14-299, Westlake Village, CA 91362 Attention: Christopher Miglino E-mail: __Chris@srax.com

With a copy to:

(which shall not constitute notice)

Attn:

Email:

If to ATW Opportunities:	ATW Opportunities Master Fund II, L.P. 17 State Street, Suite 2130 New York, NY 10004 E-Mail:aruizg@atwpartners.com, notice@atwpartners.com

If to ATW Master Fund:	ATW Master Fund II, L.P. 17 State Street, Suite 2130 New York, NY 10004 E-Mail:aruizg@atwpartners.com, notice@atwpartners.com

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With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 Attn: Seth Brookman Email: sbrookman@lucbro.com

14. MANDATORY FORUM SELECTION. THE PARTIES IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AMENDMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AMENDMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, OR SUCH OTHER JURISDICTION AND VENUE WHICH SHALL BE DETERMINED BY AUCTUS. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW YORK LAW. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS’ SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

15. Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS OF IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST AUCTUS WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

16. WAIVER OF DEFENSES. THE COMPANY WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE COMPANY MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY AUCTUS IN ENFORCING THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS. THE COMPANY WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER AUCTUS MAY DO PURSUANT TO THE TERMS OF THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS AS OF THE DATE OF THIS AMENDMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AUCTUS GRANTING ANY ACCOMMODATION TO BORROWER IN CONNECTION HEREWITH.

17. Governing Law. Except in the case of the Mandatory Forum Selection Clause above, this Amendment shall be governed by the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

[signature pages follow]

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IN WITNESS WHEREOF, the Parties execute this Amendment as of the date first written above.

SRAX, INC.

By:
Name:	Christopher Miglino
Title:	Chief Executive Officer

[signature page to Omnibus Amendment Agreement]

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ATW OPPORTUNITIES Master Fund II, L.P.

By:
Name:
Title:

ATW Master Fund II, L.P.

By:
Name:
Title:

[signature page to Omnibus Amendment Agreement]

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EXHIBIT A

LIST OF EXEMPT SECURITIES COLLATERAL

Healthier Choices Management Corp. (HCMC)